UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2018

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to Advisory Agreement and Property Management Agreement

On November 16, 2018, the Company entered into the Second Amended and Restated Advisory Agreement (the “Advisory Agreement”) with its external advisor, New York City Advisors, LLC (the “Advisor”), to reflect amendments to the Amended and Restated Advisory Agreement with the Advisor (the “Original Agreement”) and a related amendment (the “PMA Amendment”) to the Company’s Property Management and Leasing Agreement (the “PMA”) with New York City Properties, LLC (the “Property Manager”), an affiliate of the Advisor. The Advisory Agreement and the PMA Amendment were approved by a special committee of the Company’s board of directors (the “Special Committee”).

The amendments to the Original Agreement reflected in the Advisory Agreement resulted from a proposal from the Advisor to the Company’s board of directors regarding the Original Agreement, as a result of which the Company’s board of directors formed the Special Committee, consisting entirely of independent directors, to evaluate and negotiate the proposal and any related amendments. BMO Capital Markets Corp. served as exclusive financial advisor to the Special Committee in connection with entry into the Advisory Agreement. The Special Committee also retained independent legal counsel, Shapiro Sher Guinot & Sandler, P.A. to assist the Special Committee in its evaluation and process. The goal of the process was to enhance alignment of the compensation the Company pays to the Advisor and the Property Manager with the Company’s strategy of increasing its asset base. In exchange for the Advisor and the Property Manager changing the asset management and property management fee structure and eliminating certain fees that it could have earned, the Company agreed to, among other things, changes in the term of the Original Agreement and the payment to the Advisor of a fee in the event the Advisory Agreement is terminated prior to the expiration of the initial term in certain limited scenarios. The Advisor did not receive any upfront payment in return for these amendments.

The amendments to the Original Agreement reflected in the Advisory Agreement eliminate all acquisition, financing coordination and annual subordinated performance fees or real estate commissions payable to the Advisor (including $0.3 million in acquisition and financing coordination fees that would have otherwise been payable in connection with a recently completed acquisition), and align the monthly asset management fee payable to the Advisor with equity raised consistent with market standard while reducing the monthly asset management fee. Pursuant to the Advisory Agreement, the annual asset management fee, payable in monthly installments, was changed from 0.0625% multiplied by the lower of the cost of assets and the estimated fair market value the Company’s assets, to $0.5 million plus 1.25% of the cumulative net proceeds of any of all common and preferred equity and equity-linked securities issued by the Company (including its subsidiaries) following the effective date of the Advisory Agreement, including: (i) any equity issued in exchange or conversion of exchangeable notes based on the stock price at the date of issuance and convertible equity; (ii) any other issuances of equity, including but not limited to units in the OP (excluding equity based compensation but including issuances related to an acquisition, investment, joint-venture or partnership); and (iii) effective following the time the Company commences paying a dividend of at least $0.05 per share per annum to its stockholders (although the Company is not currently paying dividends or distributions to its stockholders), any cumulative Core Earnings (as defined in the Advisory Agreement) in excess of cumulative distributions paid on the Company’s common stock after that time. The Advisory Agreement also entitles the Advisor to a quarterly variable management fee equal to (i) the product of (a) the Adjusted Outstanding Shares (as defined in the Advisory Agreement) for the calendar quarter multiplied by (b) 15% multiplied by (c) the excess of Core Earnings Per Adjusted Share (as defined in the Advisory Agreement) for the previous three-month period in excess of $0.06, plus (ii) the product of (x) the Adjusted Outstanding Shares for the calendar quarter multiplied by (y) 10% multiplied by (z) the excess of Core Earnings Per Adjusted Share for the previous three-month period in excess of $0.08.

The amendments to the Original Agreement reflected in the Advisory Agreement also replaced the existing limits on reimbursement by the Company of the Advisor’s expenses and costs for providing administrative services and personnel with new limits. Under the Advisory Agreement, the total of administrative and overhead expenses of the Advisor, including administrative and overhead expenses of all employees of the Advisor or its affiliates directly or indirectly involved in the performance of services but not including their salaries, wages, and benefits, which may not exceed comparable market rates and may not exceed, for any year, (i) $400,000, or (ii) if the Asset Cost (as defined in the Advisory Agreement) as of the last day of the fiscal quarter immediately preceding the month is equal to or greater than $1,250,000,000, (x) the Asset Cost as of the last day of the fiscal quarter multiplied by (y) 0.10%. With respect to the salaries, wages, and benefits of all employees of the Advisor or its affiliates directly or indirectly involved in the performance of services (including the Company’s executive officers), the amount reimbursed must be comparable to market rates and may not exceed, for any year, (i) $2,600,000, or (ii) if the Asset Cost as of the last day of the fiscal year is equal to or greater than $1,250,000,000, (x) the Asset Cost as of the last day of the fiscal year multiplied by (y) 0.30%.

In addition, the term of the Advisory Agreement was extended from a one-year term, renewable for an unlimited number of successive one-year terms upon mutual consent of the Company and the Advisor, to an initial term extending until July 2030, which will automatically renew for successive five-year terms unless either party gives written notice of its election not to renew at least 180 days prior to the then-applicable expiration date. The Company may only elect not to renew the Advisory Agreement on this basis with the prior approval of at least two-thirds of the Company’s independent directors, and no Change of Control fee is payable if the Company makes this election. A termination fee (calculated in the manner described below) will, however, be payable to the Advisor if either the Company or the Advisor exercises the right to terminate the Advisory Agreement in connection with the consummation of the first Change of Control (as defined in the Advisory Agreement and described below) occurring during the initial term of the Advisory Agreement or any renewal term so long as (i) notice of the termination in connection with the first Change of Control is delivered to the Advisor on the date the definitive agreement is executed in connection with the consummation of the Change of Control, (ii) the effective date of the termination of the Advisory Agreement is at least 180 days following the notice being delivered, (iii) in the case of a termination by the Company, at least two-thirds of the Company’s independent directors have approved the termination, and (iv) the applicable termination fee is paid upon the consummation of the Change of Control. Such termination fee is equal to $15,000,000 plus an amount equal to the product of (i) three (if the termination is effective on or prior to June 30, 2020) or four (if the termination is effective after June 30, 2020), multiplied by (ii) applicable Subject Fees (as defined in the Advisory Agreement and described below). The “Subject Fees” are equal to (i) the product of (a) 12, multiplied by (b) the actual base management fee for the month immediately prior to the month in which the Advisory Agreement is terminated, plus (ii) the product of (x) four multiplied by (y) the actual variable management fee for the quarter immediately prior to the quarter in which the Advisory Agreement is terminated, plus, (iii) without duplication, the annual increase in the base management fee resulting from the cumulative net proceeds of any equity raised in respect of the fiscal quarter immediately prior to the fiscal quarter in which the Advisory Agreement is terminated. A “Change of Control” means (i) the consummation of any sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution), in a single transaction or in a related series of transactions, of all or substantially all of the Company’s assets; (ii) any unaffiliated person becoming, in a single transaction or in a related series of transactions, the beneficial owner of more than 51.0% of the combined voting power of the Company’s outstanding voting stock; or (iii) the consummation of any transaction immediately following which the beneficial owners of the Company’s voting stock immediately prior to the consummation of the transaction do not beneficially own more than 49.0% of the combined voting power of the entity resulting from the transaction in substantially the same proportion as their beneficial ownership of the Company’s voting stock immediately prior to the transaction.

The Advisory Agreement may also be terminated by the Advisor upon 60 days’ prior written notice for Good Reason (as defined in the Advisory Agreement), and by the Company upon 45 days’ prior written notice by its independent directors for Cause (as defined in the Advisory Agreement).

In connection with any termination or expiration of the Advisory Agreement, the Advisor will be entitled to receive (in addition to any termination fee) all amounts then accrued and owing to the Advisor, including an amount equal to the then-present fair market value of its shares of the Company’s common stock and interest in the OP. The amendments to the Original Agreement reflected in the Advisory Agreement in no way waive or modify any amounts payable to the Advisor or its affiliates under the limited partnership agreement of the OP.

Pursuant to the PMA Amendment, the property management fees the Company pays the Property Manager for non-hotel properties decreased from 4.0% of gross revenues from the properties managed plus market-based leasing commissions to 3.25% of gross revenues from the properties managed plus market-based leasing commissions. The PMA Amendment also amended the term of the PMA to terminate when the Advisory Agreement terminates.

The foregoing summary does not purport to be a complete summary of the Advisory Agreement or the PMA Amendment and is subject to, and qualified in its entirety by reference to the Advisory Agreement and the PMA Amendment, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which the statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by these forward-looking statements, including as a result of the factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K. Any achievement of cost savings is subject to a number of assumptions and there can be no assurance that those savings will be realized. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Advisory Agreement, dated as of November 16, 2018, by and among American Realty Capital New York City REIT, Inc., New York City Operating Partnership, L.P., and New York City Advisors, LLC
10.2	Second Amendment to Property Management and Leasing Agreement, dated as of November 16, 2018, by and among American Realty Capital New York City REIT, Inc., New York City Operating Partnership, L.P., and New York City Properties, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: November 16, 2018	By:	/s/ Edward M. Weil, Jr.
		Name:	Edward M. Weil, Jr.
		Title:	Chief Executive Officer, President and Secretary